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                     [LOEB & LOEB LETTERHEAD APPEARS HERE]

                                                                     Exhibit 5.1


213-688-3698

                                 June 13, 1997


Board of Directors
Cinema Ride, Inc.
12001 Ventura Place, Suite 340
Studio City, California 91604

       Re:  Registration Statement on Form S-3

Gentlemen:

       We have acted as counsel to Cinema Ride, Inc., a Delaware corporation ("Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's registration statement on Form S-3 (together with all amendments, the "Registration Statement"). The Registration Statement relates to the registration under the Act of 1,682,029 shares of the Company's common stock ("Common Stock"), consisting of 1,141,386 currently outstanding shares of Common Stock (the "Common Shares") and up to 540,643 shares of authorized and unissued shares of Common Stock (the "Warrant Shares") that may be acquired upon exercise of certain outstanding warrants (the "Warrants").

       In rendering this opinion, we have reviewed the Registration Statement, as well as a copy of the Company's Certificate of Incorporation and Bylaws, each as amended to date. We have also reviewed such documents and such statutes, rules and judicial precedents as we have deemed necessary for the opinions expressed herein.

       In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies.
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Board of Directors
Cinema Ride, Inc.
June 13, 1997
Page 2

       Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that the Shares and Warrant Shares have been duly and validly authorized and, (i) the Common Shares are legally issued, fully paid and nonassessable, and (ii) upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be legally issued, fully paid and nonassessable.

       This opinion is limited to the corporate law of Delaware, and we express no opinion with respect to the laws of any other jurisdiction.

       We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

       This opinion may not be used, circulated, quoted or otherwise referred to for any purpose without our prior written consent and may not be relied upon by any person or entity other than the Company and its successors and assigns.
This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                                                   Sincerely,

                                                   LOEB & LOEB LLP



                                                   By /s/ David L. Ficksman
                                                      ----------------------
                                                      A Partner of the Firm
DLF:ls2
142885276
FID16651.X21